Exhibit 99.1

Certain information with respect to the Company’s fiscal quarter ended June 29, 2012

Based on the most current information available to Interline Brands, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”) to date, for the second fiscal quarter ended June 29, 2012, we expect that: (i) our net sales increased to between $334 million and $335 million, as compared to net sales of $317.7 million for the second fiscal quarter ended July 1, 2011; (ii) our Average Organic Daily Sales increased by between 5.1% and 5.5% relative to the second fiscal quarter ended July 1, 2011; (iii) our Further Adjusted EBITDA generally met or modestly exceeded the Further Adjusted EBITDA experienced in the second fiscal quarter ended July 1, 2011 of $30.9 million (during which second fiscal quarter net income was $9.9 million); and (iv) our cash and cash equivalents were approximately $95 million to $96 million as compared to $84.4 million as of March 30, 2012. Net sales for the second fiscal quarter ended June 29, 2012 benefited from strong performance in our largest end-market, facilities maintenance, where Average Organic Daily Sales grew over 7.0%. Continued strength in national accounts and appliance sales, while realized at lower than average gross margins, also contributed to our results for the second fiscal quarter ended June 29, 2012.

Our financial statements for the second fiscal quarter ended June 29, 2012 are not yet available; therefore these estimates are preliminary, subject to completion, reflect our current internal estimates and may be revised as a result of actual results and management’s further review of our results. In addition, the foregoing financial information has not been reviewed or audited by our independent registered public accounting firm.

During the course of the preparation of our consolidated financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above. The forward-looking information provided herein could be materially affected by the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011 and by other factors that we are unable to anticipate. The actual results for the second fiscal quarter ended June 29, 2012 and any subsequent periods may vary from our estimates and expectations, and those differences may be material. Accordingly, you should not place undue reliance on the foregoing financial information.

Further Adjusted EBITDA for the second fiscal quarter ended July 1, 2011 reflects our reported EBITDA of $28.3 million adjusted to exclude share-based compensation of $1.6 million, exclude distribution center closings and restructuring costs of $0.3 million, exclude non-income tax assessments of $0.4 million, exclude equity-related public company costs of $0.2 million and include the estimated Adjusted EBITDA impact of the acquisition of Pyramid II Janitorial Supplies and Equipment, Inc. as if we had acquired it on January 1, 2011, of $0.2 million. We present Average Organic Daily Sales and Further Adjusted EBITDA, which are Non-GAAP financial measures, as supplemental measures of our performance.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this exhibit which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “believes,” “estimates” and “expects,” and similar expressions. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the

Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this exhibit are likely to cause these statements to become outdated with the passage of time.